Exhibit 10.2.1

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                              AFFILIATION AGREEMENT

      THIS AGREEMENT made as of the 10th day of February 1993 is by and between PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Network"), and SATELLITE SERVICES, INC., a Delaware corporation ("Affiliate").

      1.    RIGHTS:

            (a) Grant of Rights. Network hereby grants to Affiliate, and Affiliate hereby accepts, the following rights relating to the pay cable television programming service currently known as "PLAYBOY TELEVISION" (and as it may be renamed from time to time by Network), whether in its current analog format or in any other format, whether digitized, compressed, modified, replaced or otherwise manipulated (the "Service"):

                  (i) the non-exclusive right, but not the obligation, to exhibit, distribute, subdistribute and authorize the reception of the Service by cable or other wire transmission service, whether now existing or developed in the future, ("Cable") in the Distribution Areas (as defined herein) of the System or Systems.(as defined herein), if any, set forth by Affiliate on
Schedule 1, as such Schedule 1, may be added to or deleted from, from time to time, pursuant to the terms of this Agreement;

                  (ii) the non-exclusive right, but not the obligation, to exhibit, distribute, subdistribute and authorize the reception of the Service by satellite master antenna television systems ("SMATV"); by multipoint distribution services ("MDS"), and by multichannel multipoint distribution services ("MMDS"), in (A) Operating Areas (as herein defined) of Systems, (B) other areas of counties in which Operating Areas of Systems are wholly or partially located but which areas are not the subject of a cable television franchise or license or, if a cable television franchise or license exists in such area, the operator of such franchise or license is not distributing the Service, and (C) areas of counties (which areas are contiguous to counties where an Operating Area of a System is wholly or partially located) which are not the subject of a cable television franchise or license or, if a cable television franchise or license exists in such area, the operator of such franchise or license is not distributing the Service (the areas described in (A), (B), and (C) of this Section 1(a)(ii) shall be referred to herein as a System's "Distribution Area");

                  (iii) in the event Network offers or grants to any third party the right to authorize the service for reception, or the right to otherwise exhibit, distribute, or authorize the reception of the Service, in the District of Columbia, the United States, or its territories, possessions or commonwealths, to anyone by means of equipment capable


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of receiving  audio/visual  signals and/or programming directly from a satellite
(other than a C-Band satellite), including; but not limited" to, K or Ku-Band signals, whether now existing or developed in the future ("DBS"); or by any other means of distribution not otherwise mentioned in this Agreement, whether now existing or developed in the future, *****.

                  (iv) the non-exclusive right, but not the obligation, to exhibit, distribute (pursuant to the terms of this Agreement) and authorize the reception of the Service, nationwide (including, collectively, in the fifty United States; the District of Columbia, and the territories, possessions and commonwealths of the United States) to any person or entity ("Satellite Subscribers"), by means of equipment capable of receiving audio/visual signals and/or programming directly from a C-Band satellite, in an analog format or as digitized, compressed, modified, replaced or otherwise manipulated, including tier-bit access rights and the right to include tier-bit :messages on the Service on any three (3_) consecutive days of each calendar month, provided that, if such three (3) days are not the first consecutive Thursday, Friday and Saturday of a month, Affiliate, (or an affiliate of Affiliate) will give Network written notice of the days Affiliate selects no less than seven (7) days prior to the first day of the month in which the selected days occur. Notwithstanding the foregoing, if: (i) upon the expiration of two years after the date of execution of this Agreement, Affiliate's Retail Satellite Sales (as computed below) does not equal or exceed Network's Retail Satellite Sales (as computed below), then Affiliate's tier-bit messaging rights hereunder may be terminated by Network as of the end of such two-year period; or (ii) upon the expiration of five years after the date of execution of this Agreement, Affiliate's Retail Satellite Sales does not equal or exceed Network's Retail Satellite Sales, then Affiliate's tier-bit messaging rights hereunder may be terminated by Network as of the end of such five-year period. "Affiliate's Retail Satellite Sales" shall equal the total dollar amount of retail sales (net of discounts and credits) accrued by Affiliate or an affiliate of Affiliate for sales of the Service to PPV Satellite Subscribers (as defined herein) and Service Satellite Subscribers (as defined herein) during the days on which Affiliate or an affiliate of Affiliate exercised tier-bit messaging rights in the three months immediately prior to the expiration of the two- or five-year periods (as the case may be) set forth above. "Network's Retail Satellite Sales" shall equal the total dollar amount of retail sales (net of discounts and credits), accrued by Network for sales of the Service to Satellite Subscribers during three-day periods in the three months immediately prior to the expiration of the two- or five-year periods (as the case may be) set forth above, which three-day periods are comparable to the days on which Affiliate exercised tier-bit messaging rights in such three-month period. Affiliate, or an affiliate of Affiliate, shall utilize a port for access to Network's tier-bit for the purpose of tier-bit access which port is assigned to, or is owned or leased by, Affiliate, or an affiliate of Affiliate, unless Network has consented to the utilization by Affiliate or such affiliate of Affiliate of another port, with such consent not to be unreasonably withheld or delayed.

            The rights set forth in this Section 1(a), and elsewhere under this Agreement, are also granted hereby to any affiliate of Affiliate. Any use of the Service under this Agreement by such an affiliate of Affiliate, or by any permitted subdistributee, shall be subject to the obligations and limitations of this Agreement. As used in this


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

Agreement, an "affiliate of Affiliate" shall include any entity meeting the requirements of paragraphs 1.1, II or III of Exhibit A hereto regardless of whether such entity is a cable television system.

            "Operating Area" of a cable television system shall mean that geographic area where the owner of the system is authorized by appropriate governmental authority to operate an audio or video distribution facility through Cable and is operating an audio or video distribution facility through cable within such area; provided, however, that if a franchise or license is not required for the distribution of television services by Cable in a particular geographic area, then the Operating Area of a system shall mean that geographic area where the system is operating regardless of the presence or absence of a franchise or license.

            (b) Affiliate shall have the right, upon written notice to Network within thirty (30) days thereof, to elect to launch the Service in, and to include under this Agreement, any cable television system which meets the System Qualifications of Exhibit A hereto (individually, a "System" or, collectively, "Systems"). Upon receipt of such a notice, Schedule 1 hereof shall be deemed to include such System(s) as of the later of: (i) the launch date of the Service on such System(s), (ii) the date such System(s) first satisfies the requirements of Exhibit A hereto, or (iii) the date set forth in such notice if such notice is properly given pursuant to Section 11 of this Agreement. Any then-existing agreement with Network applicable to any such System or Systems for carriage of the Service shall be extinguished and shall cease to be effective with respect to such System as of the effective date of: the addition or deemed addition of such System to Schedule 1. Affiliate shall have the right, in Affiliate's sole and absolute discretion, to discontinue carriage of the Service on any or all Systems, and to delete any or all Systems from Schedule 1, by providing Network with no less than sixty (60) days prior written notice of such deletion and discontinuance; provided, however, if such deletion and discontinuance is due to political, legal or community pressure, such sixty (60) days' notice shall not be required prior to such deletion or discontinuance but, instead, Affiliate shall give notice to Network and Network shall have ten (10) days to propose and, if agreed to by Affiliate in its sole and absolute discretion, to implement a plan to cure such pressure. If such plan is not successful, as determined by Affiliate in its sole and absolute discretion, within ten (10) days after commencement of implementation of such plan, then Affiliate may immediately discontinue carriage of the Service from such System(s) and delete such System(s) from Schedule 1. After such discontinuance and deletion, the System(s) shall cooperate with Network to the extent reasonably necessary to determine the feasibility of re-launching the Service in such System (s), which re-launch shall be in the sole and absolute discretion of Affiliate.

            (c) Notwithstanding any provision of this Agreement to the contrary, Affiliate shall not intentionally authorize any use of the Service in a commercial establishment including; without limitation, any restaurant, tavern, bar, club, fraternal organization, hospital, correctional facility or any communal room in an otherwise residential building (including, without limitation, any lobby or social room in an apartment house, dormitory, drilling rig or similar place); provided, however, that affiliate may authorize Pay-per-view (as defined herein) exhibitions of the Service and


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

Subscriptions (as defined herein) to the Service in sorority, fraternity and dormitory rooms; provided further, that Affiliate may authorize Pay-per-view exhibitions of the Service, but not Subscriptions to the Service, in individual rooms of transient occupancy, such as hotel, motel and hospital guest rooms and jail cells, except that sorority houses, fraternity houses and dormitories shall not be considered places of transient occupancy for purposes of this Agreement. Furthermore, Affiliate shall take all reasonable precautions to prevent such impermissible uses from occurring through the facilities of a cable television system which is a System.

            (d) (d) For the first thirty (30) days following commencement of carriage of the Service by a System, such System may provide the service, to its employees, only, free of charge without any obligation to sell or promote the Service to customers (the "Test Period"). At the end of the Test Period in each System, such System may determine to terminate carriage of the Service or to continue carriage pursuant to the terms of this Agreement. Any determination by a System to terminate carriage of the Service will not result in any charge, fee or penalty to Affiliate or to such System.

      2.    TERM:

            (a) Unless terminated sooner pursuant to the terms of this Agreement, the "Term" of this Agreement shall consist, collectively, of the Initial Term and any number of Renewal Terms. The Initial Term of this Agreement shall commence upon the date of execution hereof and shall terminate on December 31, 2001, unless terminated sooner pursuant to the terms of this Agreement. Notwithstanding the foregoing, Network and Affiliate hereby ratify the terms and conditions (including, but not limited to, the payments made by Affiliate and affiliates of Affiliate) of carriage of the Service by cable television systems that met the System Qualifications of Exhibit A hereto, for the period ending on the date of execution hereof.

            (b) This Agreement shall automatically renew for successive five (5) year periods (each, a "Renewal Term") after the expiration of the initial Term and each Renewal Term, unless either, (i) this Agreement is terminated earlier in accordance with the terms hereof, or (ii) Affiliate, in Affiliate's sole and absolute discretion, elects to terminate this Agreement pursuant to Section 5(h) hereof.

      3.    CONTENT OF THE SERVICE:

            (a)  Throughout  the Term,  the  programming  on the  Service  shall consist of not less than ten (10) hours per day (initially, from 8:00 p.m. to 6:00 a.m. prevailing Eastern Time) of high-quality adult programming with a sexual theme and format, (including, but not limited to, R-rated (or R equivalent non-rated) and NC-17 rated (or NC-17 equivalent non-rated) cable version motion pictures) substantially similar to the program schedule attached hereto as Exhibit B-1. The Service shall not contain any third party promotional material, including without limitation, commercials, advertising or infomercials, except that the Service may contain program sponsorship billboards, or acknowledgements. Nothing in this paragraph shall be deemed to limit Network's rights set forth in Section 7(e). The content of the Service shall also, be consistent with


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

Network's standards and practices as of this date, attached hereto as Exhibit B-2. Notwithstanding anything in the foregoing which may be inconsistent herewith, the Service shall not contain any programming depicting rape, necrophilia; sadism, sadomasochism, bondage, incest, bestiality or programming involving or suggesting sexual activity with, between, or among minors. Network shall, during each month of the Term, send one copy of its monthly program schedule to Affiliate, in care of: Vice President, Programming.

            (b) During the Term, Network shall provide the Service in its entirety to Affiliate. When the phrase "in its entirety" is used in this Section 3(b), it means that each subscriber of Affiliate receiving the Service shall be able to receive, at all points in time, all programming received at each such point in time by any other subscriber to the Service, and if any subscriber to the service is receiving, at such point in time, programming that is different than the programming received by any Subscriber (as defined herein) receiving the Service at such point in time, Affiliate shall have the unconditional right to elect which of such programming it desires to receive and utilize at any System, and which of such programming it will authorize for reception by PPV Satellite Subscribers (as defined herein) and Service Satellite Subscribers (as defined herein); provided, however, that the foregoing rights of Affiliate and obligations of Network shall not apply to limited testing by Network in specific selected systems.

      4.    DELIVERY AND DISTRIBUTION OF THE SERVICE:

            (a) During the Term,  Network shall,  at its own expense,  deliver a signal of the Service to the earth station(s) of each System, to each PPV Satellite Subscriber and to each Service Satellite Subscriber and to any other location within the continental United States designated by Affiliate (in its sole and  absolute  discretion),  by  transmitting  such  signal  via a domestic
satellite   commonly  used  for   transmission  of  domestic  cable   television
programming and shall, at its own expense, continue to fully encode the satellite signal of the Service utilizing scrambling technology commonly used in the domestic cable television industry. Except as otherwise provided in this
Section 4(a), Affiliate shall, at its own expense, furnish an earth station and all other facilities necessary for the receipt of such satellite transmission and the delivery of such signal to the PPV Cable Subscribers and/or Service Cable subscribers (each as defined herein). In the event Network either (i) changes the technology used by Network to encrypt the Service to a technology not compatible with a System's or Systems' then-existing descrambling equipment, or (ii) changes the satellite to which the Service is transmitted to a satellite not susceptible to viewing by a System's or Systems' then-existing earth station equipment, Affiliate shall then have the right to delete from Schedule 1 of this Agreement, immediately, such System or Systems, and to discontinue carriage of the Service, immediately; from such System or Systems; provided that this right of deletion and discontinuance shall not apply to any System or Systems if, (1) Network agrees, unconditionally, to reimburse such system or Systems, either, as the case may be, (A) for the cost to such System or Systems to acquire and install new equipment necessary for such System or Systems to descramble the signal of the Service, and/or (B) for the cost to purchase and install equipment reasonably necessary for such System or Systems to receive the Service from such new satellite; (2) physical space exists at the then-existing


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

head-end or earth station site to accommodate the necessary equipment; and (3) current zoning and other restrictions permit such additional equipment.

            (b) Network shall provide to each System distributing the Service and to each PPV Satellite Subscriber and to each Service. Satellite Subscriber a video and audio signal of the Service of a technical quality equivalent to the greater of the following: (i) comparable to the technical quality of audio and video signals delivered by other cable television programming services; or (ii) the technical standards set forth in Exhibit c hereof. If, at any time during the Term, Network converts to a digital or other non-analog format, Network and Affiliate shall negotiate in good faith to agree upon replacement specifications for Exhibit C; provided, however, that the technical quality of the video and audio signal under the replacement specifications shall not be of a lesser technical quality than the video and audio signal quality of the service required hereunder in the month immediately preceding the conversion to a digital or other non-analog format. Each System will deliver to its Service Cable Subscribers and PPV cable Subscribers a principal video and audio signal of the Service of a technical quality at least comparable to other cable television programming services, but in no event higher than the technical quality provided by Network hereunder.

            (c) The  Systems,  if any,  shall carry the Service no less than ten
(10) hours per day, but may carry the Service any number of hours per day in excess of ten (10) if the Service is made available for more than ten (10) hours per day. Other than as specifically permitted in this Agreement, Affiliate will not insert or remove any material into or from the Service. Notwithstanding the foregoing, Network hereby grants each System which does not, at the pertinent time, have another pre-emptible or unused, technically capable channel available, permission to pre-empt such ten (10) hours of the Service for exhibition of up to four (4) Pay-per-view, (as defined below) events (which may not be movies) per month, (including replays of any such events); provided that Affiliate shall not pre-empt such ten (10) hours of the service for exhibition of Pay-per-view events or features, the content of which is substantially similar to the content of the Service Network; agrees that Affiliate will have complete authority to control, to designate and to change the channel(s) over which the Service is to be carried on each system.

            (d) Each System retains and reserves any and all rights in and to all signal distribution capacity contained within the bandwidth of the Service after receipt at each System, including, without limitation, the vertical blanking interval and audio sub-carriers (and any other portions of the bandwidth that may be created as a result of the conversion of the signal of the Service to a compressed, digital or non-analog format), Network shall not use any of the bandwidth other than as provided herein without the prior written consent of Affiliate. Nothing herein shall preclude Affiliate from exercising and exploiting such rights by any means and in any locations freely and without restriction; provided, however, that any such use by Affiliate or the Systems shall not degrade, or otherwise interfere with, the picture quality of the Service or the audio portion of the Service signal which is the principal audio carriage frequency of the Service. In the event Affiliate offers to a third-party provider of cable television programming services (which is not an affiliate of Affiliate) the right to use portions of


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

the signal distribution capacity contained within the bandwidth of the Service (other than the portion of the bandwidth used by the service and other than portions of the bandwidth made usable by conversion by Affiliate of the signal of the Service to a compressed, digital, or non-analog format), Affiliate shall give Network prior written notice of the financial terms and conditions of such offer. Upon such notice, Network shall have a right of first refusal to accept Affiliate's offer to use portions of the signal distribution capacity contained within the bandwidth of the Service (other than the portion of the bandwidth used by the service and other than portions of the bandwidth made usable by conversion by Affiliate of the signal of the Service to a compressed, digital, or non-analog format) upon the same financial terms and conditions as those offered by Affiliate to such unaffiliated third-party. Network shall have ten
(10) days after such notice to exercise in writing its right of first refusal and to accept the grant pursuant to such financial terms and conditions. If Network does not exercise its right of first refusal within such ten (10) day period, then Network shall be deemed to have rejected such grant and waived all rights to such portions of the signal distribution capacity contained within the bandwidth of the Service signal.

            (e) Each System or other distribution facility or enterprise may offer the Service, (i) as a Subscription (as defined below) service and/or (ii) as a Pay-per-view service marketed and sold in any of the ways described in
Section 5(a)(vii); provided, however, that if the Service is sold in combination with other programming services, the Service shall be sold in no less than ten
(10) consecutive hour segments. The Service (in no less than ten (10) hour segments) may be sold in combination with other services (e. g., in a package of services or in a tier); provided that the Service, and/or viewing segments of the Service as described in Section 5(a)(vii), must always also be available for sale through each television distribution facility selling the Service under this Agreement on a purely a la carte basis.

            (f) Neither Affiliate, nor any affiliate of Affiliate, shall authorize others to copy, tape or otherwise reproduce any part of the Service without Network's prior written authorization, and each of the systems shall take reasonable and practical security measures to prevent the unauthorized or otherwise unlawful copying, taping or other reproduction of the Service by others through the facilities of the system. Affiliate shall not be responsible for home taping by anyone viewing the Service. Network acknowledges that this
Section 4(f) does not restrict Affiliate's or any affiliate of Affiliate's practice of (i) connecting its subscribers, videotape recorders, video cassette recorders, or other devices susceptible to use for home duplication of video programming to the facilities of a System; or (ii) promoting home taping for personal use by Subscribers (as defined below).

            (g) Network hereby grants Affiliate the right to receive the signal of the Service, to digitize, replace, compress, modify or otherwise technologically manipulate the signal, and to transmit the signal as so altered (the "Altered Signal") to a satellite, or to a location within the continental United States designated by Affiliate (in its sole and absolute discretion), for redistribution to terrestrial or other reception sites capable of receiving and utilizing the Altered Signal. Network hereby grants Affiliate the right to deliver the Altered Signal (without substitutions, delays or preemptions (except


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

as otherwise permitted under Section 4(c) of this Agreement)) for the uses set forth in Section 1(a) of this Agreement, provided that no such alteration, transmission, redistribution, reception or other use will cause a material change in a viewer's perception of the principal video or principal audio presentation of the Service. Furthermore, Network shall not change the signal of the Service in such a way as to technically or technologically defeat, or otherwise interfere with, Affiliate's rights under this Section 4(g). In the event Network interferes with or otherwise prevents receipt, digitization, compression, modification, manipulation or utilization of the signal of the Service by Affiliate pursuant to this Section 4(g), and fails to remedy such interference within fifteen (15) days after written notice of such interference is given by Affiliate, then Affiliate shall have the right to delete any or all Systems from Schedule 1 of this Agreement, immediately, and to discontinue carriage, immediately, of the Service on any or all such Systems.

      5.    FEES:

            (a) In consideration of the terms and conditions set forth herein, Affiliate shall, subject to the provisions of Section 5(f) and Section 7(b), pay the Fees (as def fined herein) set forth below. Each of the four categories of Fees defined below (PPV Satellite Fees, Service Satellite Fees, PPV Cable Fees and Service Cable Fees) shall be calculated, stated and reported separately from the others. As used in this Agreement, the following terms have the following meanings:

                  (i) "PPV Satellite Subscriber" means someone who, (1) is a Satellite Subscriber, (2) receives a complete and technically satisfactory viewing of a viewing segment of the Service as a PPV service, and (3) is authorized to receive the Service by or through Affiliate or an affiliate of Affiliate pursuant to the terms of this Agreement. "PPV Satellite Fees" are those Fees payable by Affiliate to Network in connection with sales! of the Service to PPV Satellite Subscribers.

                  (ii) "Service Satellite Subscriber" means someone who, (1) is a Satellite subscriber, (2) utilizes the Service as a Subscription service, and
(3) is authorized to receive the service by or through Affiliate or an affiliate of Affiliate pursuant to the terms of this Agreement. "Service Satellite Fees" are those Fees payable by Affiliate to Network in connection with sales of the Service to service Satellite Subscribers.

                  (iii) "PPV Cable Subscriber" means someone who, (.1) is provided the Service by or through Affiliate or an affiliate of Affiliate pursuant to the terms of this Agreement, (2) receives a complete and technically satisfactory viewing of a viewing segment of the Service as a PPV service, and
(3) receives the Service by means other than Satellite. "PPV Cable Fees" are those Fees payable by Affiliate to Network in connection with sales of the Service to PPV Cable Subscribers.

                  (iv) "Service Cable Subscriber" means someone who (1) receives the Service by means other than Satellite, (2) utilizes the Service as a Subscription service, and (3) receives the Service by or through Affiliate or an affiliate of

Affiliate pursuant to the terms of this Agreement. "Service Cable Fees" are those Fees payable by Affiliate to Network in connection with sales of the service to Service Cable Subscribers.

                  (v)   "Subscribers"   mean,   collectively,    PPV   Satellite
Subscribers, Service Satellite Subscribers, PPV Cable Subscribers and Service Cable Subscribers.

                  (vi) "Fees" means, collectively, PPV Satellite Fees, Service Satellite Fees, PPV Cable Fees and Service Cable Fees payable by Affiliate to Network during the Initial Term. Fees payable by Affiliate to Network during a Renewal Term are referred to herein as Renewal Fees.

                  (vii) "Pay-per-view" or "PPV" means the authorization of a subscriber (such as a PPV Satellite Subscriber or PPV Cable Subscriber) to receive at least one viewing segment of the Service for a fee separate and distinct from fees paid by such subscriber for other television or audio services. Viewing segments may include, but are not limited to, any five (5) consecutive hour segment, any reasonable portion of a single night's (or days) performance of the Service, pay-per-night, pay per-weekend, or any other segment of the Service representing a reasonable viewing period.

                  (viii) "Subscription" means the authorization of a subscriber (such as a Service Cable Subscriber or Service Satellite Subscriber) to receive the Service as a subscription service (on a monthly basis, on an annual basis, or on some other basis representing a reasonable subscription period) either on an a la carte basis or as part of a package of other services, or both.

                  (ix) "Addressable Subscriber" means a cable television system subscriber whose television set is connected on the subscriber's premises to equipment operated by Affiliate, or an affiliate of Affiliate, that allows the channel on which the service is received to be turned on or off (i.e., "authorized" or "de-authorized") from a central location, controlled by the operator of the pertinent System or such operator's agent or designee.

                  (x) "Gross Receipts" means the amount billed for the Service to a PPV Cable Subscriber, PPV Satellite Subscriber, Service Satellite Subscriber or Service Cable Subscriber (as the case may be) less all applicable taxes, franchise fees or other charges, levies or assessments imposed by governmental entities or agencies thereof attributable to the purchase or sale of the Service or any portion thereof.

                  (xi) "Network Share" means that portion of Gross Receipts which is payable by Affiliate to Network as Fees or Renewal Fees pursuant to this Agreement.

                  (xii) "Gross Receipts Per Addressable Subscriber" mean Gross Receipts attributable to purchases (including Pay-per-view and subscription purchases) of the Service in a System in a Reporting Period (as defined below) divided by the number of Addressable Subscribers in such System as of the last day of such Reporting Period (as determined by Affiliate on the first day of the calendar quarter which includes said last day of the pertinent Reporting Period, or as adjusted pursuant to
Section 5(d) hereof).

            (b) Subscription

                  (i) For each calendar month during the indicated calendar year during the Initial Term, Affiliate will pay Network a Service Cable Fee per Service Cable Subscriber in such month in an amount equal to the following:

                                                Service Cable Fee
        For the Calendar Year              Per Service Cable Subscriber
        ---------------------              ----------------------------

                 1992                                 *****
                 1993                                 *****
                 1994                                 *****
                 1995                                 *****

For each calendar month during the calendar years of the Initial Term after 1995, Affiliate will pay Network a Service Cable Fee per Service Cable Subscriber in such month equal to the greater of (A) *****, or (B) ***** of the Gross Receipts attributable to each such Service Cable Subscriber, except that such ***** shall be subject to reduction as provided in Section 5(d) below. When the Service is sold to a Service Cable Subscriber in combination with other services for a package charge (as, for example, in a tier or in a package of a la carte or other services), the Gross Receipts deemed to be attributable to a Service cable subscriber for the Service shall be equal to the total Gross Receipts for the tier or package of services sold in combination with the service, multiplied by a fraction, the numerator of which is the a la carte retail charge for the service otherwise charged by the pertinent System and the denominator of which is the numerator plus the aggregate of the a la carte retail charges otherwise charged by the pertinent System for the other services included in the tier or package of a la carte or other services.

                  (ii) During the Initial Term, Affiliate shall pay a monthly Service Satellite Fee to Network-per Service Satellite Subscriber in the indicated calendar year of the amount indicated (regardless of whether such Service Satellite Subscribers purchase the Service alone, as an a la carte service or as part of a tier or package of a la carte or other services and regardless of the amount of Gross Receipts attributable to such Service Satellite Subscribers) as follows:

                                                                For any and
                     For the First        For the next          all
                     24,999 Service       15,000 Service        additional
                     Satellite            Satellite             Service
                     Subscribers          Subscribers           Subscribers
                     ----------------     ----------------      ----------------

1993                 *****                *****                 *****
1994                 *****                *****                 *****

                                                                For any and
                     For the First        For the next          all
                     24,999 Service       15,000 Service        additional
                     Satellite            Satellite             Service
                     Subscribers          Subscribers           Subscribers
                     ----------------     ----------------      ----------------

1995                 *****                *****                 *****
1996                 *****                *****                 *****
1997                 *****                *****                 *****
1998                 *****                *****                 *****
1999                 *****                *****                 *****
2000                 *****                *****                 *****
2001                 *****                *****                 *****

                  (iii) The number of service Satellite Subscribers or Service Cable Subscribers (as the case may be) for whom Affiliate shall pay each month shall be the average of (A) the number of Service Satellite Subscribers or Service Cable Subscribers (as the case may be) on the first day of the month, and (B) the number of Service Satellite Subscribers or Service Cable Subscribers (as the case may be) on the last day of the month. Service Satellite Subscribers or Service Cable Subscribers (as the case may be) shall include each occupied dwelling (whether a single family home or a multiunit building), drilling rig, nursing home room, dormitory room, fraternity room, sorority room, or other location in which the Service is received. If Affiliate provides the Service to multiple dwelling complexes, including, but not limited to, apartment buildings, on a bulk-rate basis, the number of Service Satellite Subscribers or Service Cable Subscribers (as the case may be) attributable to each such bulk-rate subscriber shall be equal to the total monthly retail rate charged a complex for the Service divided by the standard monthly retail rate charged a non-bulk rate Service Satellite Subscriber or Service Cable Subscriber (as the case may be) for the service in the applicable System or by the pertinent satellite distributor, as the case may be. The monthly number of Service Satellite Subscribers and the monthly number of Service Cable Subscribers shall each be calculated, stated and reported separately from the other.

                  (iv) The Service Cable Fees and Service Satellite Fees payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the end of the calendar month to which they relate.

            (c) PPV

                  For each PPV Cable Subscriber and each PPV Satellite Subscriber who receives and pays for one (1) complete and technically satisfactory viewing of one (1) viewing segment of the Service during the Initial Term, Affiliate will pay Network a PPV Cable Fee or PPV Satellite Fee (as the case may be) in an amount equal to the greater of: (A) *****, or (B) the Network Share of the Gross Receipts paid by such PPV Cable Subscriber or PPV Satellite Subscriber to Affiliate. "Network Share" shall equal ***** percent ***** of the Gross Receipts paid by each PPV Satellite Subscriber and shall equal ***** percent ***** of the Gross Receipts paid by each PPV Cable Subscriber, except that such ***** percent ***** paid by each PPV Cable Subscriber shall be subject to reduction as provided in Section 5(d) below.

            (d) During the Initial Term, the Network Share in any System for Any Reporting Period shall be subject to reduction (from the ***** percent ***** of Gross Receipts otherwise payable by Affiliate to Network hereunder) based upon the aggregate number of cents in Gross Receipts attributable to PPV Cable Subscribers and Service Cable Subscribers in such System in such Reporting Period as measured against the number of Addressable Subscribers in such System during such Reporting Period (provided, however, that the number of Addressable Subscribers in each System shall be determined by Affiliate on the first calendar day of each calendar quarter and each such number of Addressable Subscribers so determined shall be applied for each Reporting Period which concludes during that pertinent calendar quarter; provided, however, that if the number of Addressable Subscribers in a System increases or decreases more than ***** percent ***** in a calendar quarter, then the number of Addressable Subscribers attributable to such System for Reporting Periods which conclude during such calendar quarter shall be equal to the average of the number of Addressable Subscribers in such System on the first calendar day of such calendar quarter and the number of Addressable Subscribers in such System on the first calendar day of the succeeding calendar quarter; provided, further, that Affiliate shall make appropriate adjustments in its payments to Network to properly pay under this provision), as follows:

For the calendar years 1993, 1994, and 1995:

If the Gross Receipts Per                            Then, the Network Share For
Addressable Subscriber In A                          Such Calendar Month for
System in a Calendar Month                           purchases by PPV Cable
Is:                                                  Subscribers in such System
                                                     shall be:

(A)   equal to or greater than $.42 but
      less than $.62                                 (A-1)    *****
(B)   equal to or greater than $.62                  (B-1)    *****

For the calendar years 1996, 1997 and 1998:
If the Gross Receipts Per                            Then the Network Share For
Addressable Subscriber In A                          Such Calendar Month for
System in a Calendar Month                           purchases by PPV Cable
Is:                                                  Subscribers and Service
                                                     Cable Subscribers in such
                                                     System shall be:

(C)   equal to or greater than $.46 but
      less than $.68                                 (C-1)    *****

(D)   equal to or greater than $.68                  (D-1)    *****

For the calendar years 1999, 2000 and 2001:
If the Gross Receipts Per                            Then the Network Share For
Addressable Subscriber In A                          Such Calendar Month for
System in a Calendar Month                           purchases by PPV Cable
Is:                                                  Subscribers and Service
                                                     Cable Subscribers in such
                                                     System shall be:

(E)   equal to or greater than $.50 but
      less than $.75                                 (E-1)    *****
(F)   equal to or greater than $.75                  (F-1)    *****

            (e) The PPV Cable Fees and PPV Satellite Fees payable by Affiliate to Network hereunder for each PPV Cable Subscriber and each PPV Satellite Subscriber who receives and pays for one complete and technically satisfactory Pay-per-view viewing of a segment of the Service pursuant to this Agreement during a Reporting Period during the Term shall be due and payable forty-five
(45) days after the last day of the calendar month which includes the last day of the Reporting Period. The term "Reporting Period" shall mean the days from the end of each System's or Satellite distributor's prior monthly reporting period (which date may vary in each System or for each Satellite distributor from the 20th of the calendar month to the last day of the calendar month) to the end of the System's or Satellite distributor's then current monthly reporting period. Affiliate shall have the right, however, to make adjustments to any month's payment in an amount equal to the portion of a previous month's PPV cable Fees and/or PPV Satellite Fees which represents an overpayment or underpayment.

            (f) Notwithstanding any other provision of this Agreement to the contrary, no Fees shall be payable for PPV Satellite Subscribers, PPV Cable Subscribers, Service Satellite Subscribers or Service Cable Subscribers if such Subscribers are (i) employees of Affiliate or of an affiliate of Affiliate who are not charged for the Service; or (ii) public officials, administrative personnel or public buildings that are not charged for the Service; or (iii) subscribers who have not paid their cable television bill for a given month and are subsequently disconnected; or (iv) subscribers who, in the good faith exercise of reasonable judgment by an employee either of Affiliate or of an affiliate of Affiliate, are excused from paying for the Service either because such subscriber claims that the Service was not properly or intentionally ordered or because such subscriber claims that a complete and technically satisfactory viewing of the Service was not received. In addition, except for the categories of Subscribers described in (i), (ii), (iii) and (iv) of this paragraph, Affiliate shall not provide the Service or any viewing segment thereof to persons who are not charged therefor.

            (g) Any undisputed PPV Satellite Fees, PPV Cable Fees, Service Satellite Fees and Service Cable Fees payable by Affiliate to Network hereunder, and any undisputed amounts payable by Network to Affiliate or any System pursuant to Section 7 hereof, that are unpaid after they are due and payable, shall accrue interest at one and one-half percent (1-1/2%) per month or the highest lawful rate, whichever is less, from the due date until payment is received by Network, a System or Affiliate, (as the case may be); provided, however, that any dispute which has the effect of suspending the accrual of interest under this sentence must be a good faith dispute. Each delinquent party shall be liable to the other party for all reasonable costs and expenses (including, without limitation, reasonable counsel fees, disbursements, and administrative or court costs) in connection with the collection of any such overdue amounts. In the event of a good faith dispute regarding any Fees or Renewal Fees, no such disputed Fees or Renewal Fees shall be subject to the terms or conditions of this Section 5(g).

            (h) Network shall have the right to renegotiate the PPV Satellite Fees, PPV Cable Fees, Service Satellite Fees>and Service Cable Fees applicable to any Renewal Term upon written notice to Affiliate at least twelve (12) months ,prior to the end of the Initial Term or the Renewal Term immediately preceding such Renewal Term. Any such Renewal Fees shall be effective upon the commencement of such Renewal Term. Said Renewal Fees shall be effective for such five (5) year Renewal Term. If no agreement regarding Renewal Fees is reached upon the expiration of the Initial Term or any Renewal Term, Affiliate may elect in its sole and absolute discretion either to terminate this Agreement or to provide the Service under this Agreement to Subscribers at a rate equal to the Renewal Fee established by Network in connection with such renewal and such subscribers.

      6.    REPORTS:

            (a) For all Reporting Periods after the Test Period, Affiliate shall send to Network along with the payments, if any, due under Section 5 hereof, informational statements on a form mutually acceptable to Affiliate and Network. Each statement shall set forth information necessary to the calculation of the Fees or Renewal. Fees paid. Each of the four categories of Fees` shall be calculated, stated, and reported separately from the others.

                  (i) The statements accompanying each month's Service Cable Fees and Service Satellite Fees, respectively, shall include, on a System-by-System and Satellite distributor-by-Satellite distributor basis, the number of Service Cable Subscribers and Service Satellite Subscribers and, in the case of Systems, the number of basic subscribers, as of the first day of the month and as of the last day of the month, and the average thereof, and commencing in 1996 in the case of Systems, the Cross Receipts attributable to Service Cable Subscribers, the number of Addressable Subscribers as of the first calendar day of the calendar quarter which includes the last day of such Reporting Period, and the Cross Receipts per Addressable Subscriber for each System; and such other information as may be necessary for the calculation of the Service Cable Fees and Service Satellite Fees paid.

                  (ii) The statement accompanying each month's PPV Cable Fees shall include, on a System-by-System basis, the number of PPV Cable Subscribers (in the form of the number of Pay-per-view purchases of the Service); the Cross Receipts paid by such PPV Cable Subscribers at each price level; on a System-by-System basis., the number of basic subscribers, and the number of Addressable Subscribers as of the first calendar day of the calendar quarter which includes the last day of such Reporting Period, and the Gross Receipts per Addressable Subscriber for each System; and such other information as may be necessary for the calculation of the PPV Cable Fees paid.

                  (iii) The statement accompanying each months PPV Satellite Fees shall include the number, of PPV Satellite Subscribers in the form of the number of Pay-per-view purchases of the Service; the Gross Receipts paid by such PPV Satellite Subscribers; and such other information as may be necessary for the calculation of the PPV Satellite Fees paid.

                  (iv) In November 1998, Affiliate shall provide Network with information necessary to allow Network to determine whether its right of termination provided for in Section 9(a)(v)(B) is operable.

            (b) Network shall send to Affiliate, not later than forty-five (45) days after the end of each calendar month for which payment pursuant to Section 7 hereof is due, a statement on a form mutually acceptable to Affiliate and Network which sets forth all pertinent information to compute the amount due to Affiliate for such calendar month. Network shall deliver such statement to Affiliate prior to or along with the amount payable to Affiliate as provided in this Agreement.

            (c) Affiliate  and Network each agree to keep and maintain  accurate books and records of all matters directly relating to this Agreement in accordance with generally accepted accounting principles. During the Term and for two (2) years after the termination or expiration of this Agreement, such books and records of each party shall be available to the other party for inspection and audit, during normal business hours, at the inspecting party's expense and at the other party's offices, upon reasonable notice to the other party. Each party's right to perform such audit shall be limited to once in any nine (9) month period during the Term (and, in the case of Network audits of Affiliate, Network's rights under this sentence shall consist of one (1) audit in any nine (9) month period of any System, whether the audit of such System is conducted at the System or at another office or place of business of Affiliate or an affiliate of Affiliate) and shall be limited to an audit with respect to amounts to be paid in the then-current and prior calendar year only, provided, however, that if Affiliate requires that Network conduct such audits at individual System locations, Network shall be limited to audits of the then-current and two prior calendar years only. If either party audits the other party's books hereunder, the inspecting party must make any claim against the other party within the earlier of, three (3) months after the inspecting party or the inspecting party's representative leaves the other party's offices, or twenty-four (24) months after the close of the earliest month which is the subject of such audit or inspection (which twenty-four (24) months shall be extended to thirty-six (36) months for Systems if Affiliate requires that Network conduct audits at individual system locations). Furthermore, any claim must relate to the then-current calendar year or the immediately preceding calendar year only, provided, however, that if Affiliate requires that Network conduct audits at individual System locations, such claims must relate to the then-current calendar year or the immediately preceding two calendar years only. If a claim is not made within such time, then all amounts paid during such time period shall be deemed final and uncontestable and the inspecting party will be deemed to have waived its right to collect any shortfalls from the other party for the period(s) audited.

      7.    PROMOTION:

            (a) Commencing three months after the commencement of the sale of the Service to the customers of any System, and immediately upon the commencement of the sale of the Service to Satellite Subscribers under this Agreement (as the case may be) Network shall contribute $.02 per copy for any pay-per-view catalogue or pay-per view guide utilized by the Systems or by any Satellite distributor of the Service under this Agreement which includes ;listings for the Service and at least one (1), one quarter (1/4) page advertisement for the service, whether or not a subscriber receives such catalogue or guide without charge once each calendar month throughout the Term hereof, each System and each Satellite distributor of the Service under this Agreement shall be entitled to claim the contribution from Network provided for in this Section 7(a) by providing. Network with appropriate documentation verifying the quantity and content of the guides or catalogues for which such contribution is sought. Network shall remit such contributions to the appropriate Systems and Satellite distributors no later than forty-five (45) days after receipt of such documentation.

            (b) Notwithstanding the provisions of Section 5 of this Agreement to the contrary, any System which launches the Service ***** after the Test Period, if any, that the System carries the Service; provided, however, that the Test Period, if any, in any System shall terminate immediately upon the first sale of the service in the System to a customer; provided, further, that Affiliate shall expend an amount of funds, in any System which launches the Service (which amount is in the aggregate equal to or greater than the amount of Service Cable Fees or PPV Cable Fees ***** during such ***** period in the absence of this paragraph), either to, (Y) reimburse Affiliate or an affiliate of Affiliate for the costs of a market or community research survey regarding programming, including adult programming, undertaken in connection with, or preparatory to, the launch of the Service on the pertinent System, (ii) acquire equipment necessary to descramble the signal of the Service, or (iii) advertise or promote the Service using methods and expenditures mutually agreeable to Affiliate and Network. Furthermore, each System shall provide Network with written documentation (such as receipts or invoices) reflecting such System's expenditures under this paragraph no later than forty-five (45) days after the ninetieth day after the expiration of the Fee Waiver Period. If and to the extent that by ninety (90) days after the expiration of the Fee Waiver Period, any System has expended an amount of funds under the preceding sentence which is less than the amount of the Service Cable Fees and PPV Cable Fees so waived during the Fee Waiver Period, then the difference shall be remitted to Network promptly. Affiliate shall not be eligible to take advantage of this paragraph more than once for any System.

            (c) Network may not, without Affiliate's prior written consent, undertake marketing tests or surveys, rating polls or any other research in the systems in connection with the Service. With respect to any test, survey, rating poll or research which applies to a System or Systems for which Network seeks Affiliate's consent, Network shall notify Affiliate of the nature and scope of each such project and, upon Affiliate's prior written consent to such project (which consent may be withheld in Affiliate's sole and absolute discretion), Affiliate will, to the extent permitted by applicable lam and company policy, cooperate in such research by rendering such assistance as Network may reasonably request and as Affiliate can reasonably provide, the cost of which assistance shall be borne by Network. Network shall provide Affiliate, without cost to Affiliate, with the results of such research to the extent it applies to z System or Systems. Furthermore, Network shall otherwise keep the results of all research relating to a System or Systems confidential under the provisions of Section 12 hereof and shall retain the results of such research in an aggregate form only, which results do not identify any subscriber, cable television system or cable television operator.

            (d) Network shall have the right to review and approve, in advance, any of Affiliate's publicity, and the publicity of any affiliate of Affiliate or any subdistributee under this Agreement, about the Service, which approval shall not be unreasonably withheld or delayed. Affiliate has not and will not acquire any proprietary rights in any trade names, trademarks, service marks or logos associated with Network or its parent corporation (the "Marks") by reason of this Agreement or otherwise. Affiliate further acknowledges the great value of the goodwill associated with the Marks and the public renown and recognition of the same, and that the Marks have a distinctiveness and a secondary meaning that is firmly associated in the minds of the trade and general public with Playboy Enterprises, Inc. and/or Network, and that any additional goodwill in the Marks which may be created through the use of the Marks by Affiliate shall redound to the sole benefit of Playboy Enterprises, Inc: and/or Network, as the case may be. Affiliate may use the Marks only for the promotion of the programs and program services of Network which Affiliate or any affiliate of Affiliate or any subdistributee under this Agreement distributes, and such use shall be in accordance with any further clear, unambiguous, reasonable prior written instructions that may be issued by Network from time to time. Affiliate shall submit any initial use of the Marks to Network for Network's prior written approval at least ten (l0) working days prior to their intended distribution which approval shall not be unreasonably withheld or delayed. Any use of any Mark that is not consistent with prior approved uses requires the prior express written approval of Network; which approval shall not be unreasonably withheld or delayed. Any such submission or request for approval shall be made simultaneously to General Manager, Playboy Television, 9242 Beverly Boulevard, Beverly Hills, California 90210 and to General Counsel, Playboy Enterprises, Inc., 680 N. Lake Shore Drive, Chicago, Illinois 60611. Network, through either of such officers, may, pursuant to the terms hereof, disapprove of any use of any Marks by Affiliate, which use does not meet the requirements hereof. Affiliate will not disseminate any material that has not been approved or deemed approved by Network in accordance with the terms hereof. Network shall use its best efforts to either approve or disapprove any such use within one (1) business day of Network's receipt of material for approval. Notwithstanding the foregoing, any such approval must be granted or withheld within five (5) business days of

Network's receipt of materials for approval. Failure by Network to respond within five (5) business days of Network's receipt of materials for approval will not be deemed approval. However, if Affiliate or any affiliate of Affiliate or any subdistributee under this Agreement resubmits such materials after the end of said five (5) business day period, then Network shall have two (2) additional business days to respond, after which, in the absence of response from Network, the use of such materials shall be deemed approved. For purposes of this Section 7, Network's disapprovals must be given in writing but approvals may be given telephonically. Unless otherwise specified by Network, all materials, involving the Marks shall include the following notice: "PLAYBOY AND RABBIT HEAD DESIGN ARE MARKS OF AND USED UNDER LICENSE WITH PLAYBOY ENTERPRISES, INC."

            (e) Network shall not, as a part of the Service, include any direct on-air marketing or sales of products or services, including, but not limited to, sales through "800", "900" or "976" telephone services (or other telephone services which impose a charge in addition to the telephone service provider's charge for placing the call); provided, however, that the Service may contain commercials for the Network or merchandise or services offered by Playboy Enterprises, Inc. or a subsidiary thereof ("Network commercials") if such Network Commercials do not exceed an average (measured monthly) of two (2) minutes per hour of the service. Network agrees that in the event Network includes any Network Commercials on the Service in excess of such average of two
(2) minutes per hour, Network shall pay to Affiliate ten percent (l0%) of Net Sales receipts on all revenues, merchandise, or services sold to respondents in the Systems' zip code areas by such Network Commercials in excess of such two
(2) minutes per hour on the Service. For purposes of this paragraph, "Net Sales" shall mean gross sales less taxes, fees, returns and allowances, freight out and cash discounts. Furthermore, Network agrees that in the event Network does any direct on-air marketing and sale of goods, merchandise or products offered by Playboy Enterprises, Inc. or a subsidiary thereof, Network shall provide Affiliate with lists of the names of respondents from within the zip code areas of the Systems who respond to such direct on-air marketing and sales, for use by Affiliate or any System or Systems. Any amounts payable by Network to Affiliate hereunder shall be due and payable forty-five (45) days after the end of the calendar month during the Term to which such amounts relate.

            (f)  Network  and  Affiliate  hereby   acknowledge  that  (i)  their
interests are often in direct conflict, (ii) their relationship is often adversarial, and (iii) Network could cause Affiliate significant harm by the nature of Network's communications to Affiliate's subscribers or to the governmental entities or franchise or licensing authorities whose opinions and actions could adversely affect cable television systems affiliated with Affiliate. Therefore, Network shall not engage in any communications with any cable television subscribers or franchise or licensing authority or governmental entity in the operating Area of any cable television system which satisfies the requirements of Exhibit A hereto which would, or could, adversely interfere with the relationship between Affiliate or any affiliate of Affiliate and subscribers, or the relationship between Affiliate or any affiliate of Affiliate, and any governmental entities or community in any such operating Area. This provision shall not apply to any proceeding before any judicial body, to communications with Congress or any other branch or agency of the Federal government, or to the contents of Playboy Magazine. This Section i(g) shall survive the expiration or termination of this Agreement for a period of two (2) years regardless of the reason for such expiration or termination.

            (g) Network shall not promote on the Service any other cable programming service which is affiliated with Network without the prior written consent of Affiliate.

            (h) Network shall make available to Affiliate, each System, and each distributor to Satellite Subscribers, such promotional materials, at no charge to Affiliate or to any System, to be used by Affiliate, such Systems and each distributor to Satellite Subscribers to advertise and promote the Service programming, provided, however., that Network shall have no obligation to provide any such materials to Affiliate if Network is not providing such materials to any other cable television system operator or satellite television programming distributor. Network shall exercise reasonable efforts to provide such materials, if available, to Affiliate no later than fifty (50) days prior to the first day of the calendar month to which they relate.

      8.    WARRANTIES AND INDEMNITIES:

            (a) Network represents and warrants to Affiliate that (i) Network is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Network has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Network is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of Network has the authority to do so; (v) Network is in compliance with all laws, rules, regulations and court and administrative decrees to which it is subject including, without limitation, all applicable rules and regulations of the Federal Communications Commission (the "FCC"), the non-compliance with which might adversely affect Affiliate; (vi) Network has, or will have acquired at the time all or part of the Service is made available to Affiliate, good title to, and/or each and every property right (whether relative to tangible or intangible property), or license, usage or other right necessary or appropriate whatsoever to effectuate the acts or performances contemplated by, or satisfy the obligations imposed on it pursuant to, this Agreement, including all permits, rights, licenses and approvals necessary, required or appropriate for any and all performances through to the premises and to the listeners frequenting the premises of Service Cable subscribers, service Satellite Subscribers, PPV Cable Subscribers and PPV Satellite Subscribers; (vii) neither the Service, any program related thereto, or any component thereof is subject to, or the subject of, any lien, encumbrance, charge, lis pendens, administrative proceeding, governmental investigation, or litigation pending or threatened; (viii) the use and exhibition of the Service by Affiliate, as contemplated by this Agreement, will not cause Affiliate to violate any law, rule, regulation or court or administrative decree which in each case is constitutional; and (ix) the obligations created by this Agreement, insofar as they purport to be binding on Network, constitute legal, valid and binding obligations of Network enforceable in accordance with their terms.

            (b) Affiliate represents and warrants to Network that (i) Affiliate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Affiliate has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Affiliate is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of Affiliate has the authority to do so; and (v) the obligations created by this Agreement, insofar as they purport to be binding on Affiliate, constitute legal, valid and binding obligations of Network enforceable in accordance with their terms.

            (c) Network represents and warrants to Affiliate that neither the service nor any material provided to Affiliate by Network in connection therewith including., without limitation, any advertising or promotional materials, will contain any material which will libel, slander or defame any person, and the Service and such additional materials provided to Affiliate will not, when exhibited, transmitted or otherwise exploited in accordance herewith, violate, infringe upon or give rise to any finally sustained adverse claim with respect to any contract right, common law right or any other right of any party (including, without limitation, any copyright, trademark, literary or dramatic right, music synchronization right, right of privacy or publicity or violate any law, or (when exhibited by Affiliate as contemplated hereby) cause Affiliate or any affiliate of Affiliate to violate any law.

            (d) Network represents, covenants, and warrants that the Service complies, and will continue to comply, in all respects with the commercial matter limitations of the Children's Television Act of 1990, Public Law 101-937 (October 18, 1990) and the regulations of the FCC promulgated thereunder as the same may apply to cable television systems and cable operators, including 47 C.F.R. ss. 76.225, 76.305, and as the same may from time-to-time be amended ("Children's Television Regulations"); provided further, that Network represents, covenants and warrants that it will provide to Affiliate all records demonstrating such compliance under the Children's Television Regulations as are necessary for Affiliate to timely demonstrate its compliance as a cable operator with the commercial matter limitations and record keeping requirements of the Children's Television Regulations, it being acknowledged by Affiliate that as of the date of this Agreement, the providing of a letter to Affiliate pursuant hereto substantially in the form attached hereto as Exhibit D shall constitute full compliance with the record-keeping information requirements under the Children's Television Act regulations existing as of the date hereof; provided further that the Service contains neither commercial matter nor children's programming as those terms are defined in such regulations; provided further that Network represents, covenants and warrants that the Service complies, and will continue to comply, with all origination cablecasting regulations of the FCC, including but not limited to 47 C.F.R. ss. ss. 76.205 - 76.221 (political equal time, personal attack, lotteries and sponsorship identification), as the same may from time to time be amended ("Origination Cablecasting Requirements"), and that Network shall provide Affiliate all necessary documentation required thereunder for Affiliate to timely meet its documentation and public file requirements under the Origination Cablecasting Requirements. In the event that any other programming offered by the Service shall be among the kind of programming which is regulated by federal, state or local law, as the same may apply to pay television systems and operators, then Network shall provide to Affiliate all statements, records or other documents reasonably necessary for Affiliate to demonstrate timely compliance as an operator or distributor with such laws and regulations.

            (e) Affiliate and Network shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and each of the other's (and the other's affiliated companies) respective officers, directors, employees, partners and agents, against and from any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorney's fees, disbursements and administrative or court costs) arising out of any breach by it of any term of this Agreement or any warranty, covenant or representation contained herein.

            (f) Without limiting the provisions of Section 8(e) or Section 8 (g) hereof, Network will indemnify, defend and forever hold Affiliate ,and Affiliate's affiliated companies', and each of Affiliate's and Affiliate's affiliated companies' respective officers, directors, employees, partners and agents harmless from and against any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorney's fees, disbursements and administrative or court costs) arising out of the content of the Service or the use and delivery of the Service (including, but not limited to, sponsorship, promotional and advertising spots, any background music and anything else inserted by Network or any party acting under authority of Network), including, without limitation, any losses, liabilities, claims, costs, damages and expenses based upon any lien, encumbrance, charge, lis pendens, administrative proceeding, government investigation or litigation relating to the Service, any program included in the Service or any component thereof, or based upon alleged or proven libel, slander, defamation, invasion of the right of privacy or publicity, or violation or infringement of copyright (including music performance rights for any and all performances through to subscribers), literary or music synchronization rights, obscenity or any other form or forms of speech (whether or not protected by the Constitution of the United States or any State) or otherwise arising out of the content of the Service as furnished by Network hereunder without any interruption, delay, editing or alteration except as required or otherwise caused by Network. In no event shall the foregoing indemnification include any compensation or reimbursement for loss of prospective profits or anticipated sales arising from any breach or alleged breach of Network's representations and warranties.

            (g) Without limiting the provisions of Section 8(e) or Section 8(f) hereof, Network shall indemnify, defend and forever hold harmless Affiliate and Affiliate's affiliated companies, and each of Affiliate's and Affiliate's affiliated companies respective officers, directors, employees, partners and agents from and against any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements, court or administrative costs) or any other losses or liabilities of whatever nature, arising from any violation by Network of the Origination Cablecasting Requirements, including required documentation and public file requirements, or of the Children's Television. Regulations, either with respect to the service or with respect to any of the compliance demonstration or record keeping requirements of the Children's Television Regulations.

            (h) In  connection  with any  indemnification  provided  for in this
Section 8, each party shall so indemnify the other only if such other party claiming indemnity shall give the indemnifying party prompt notice of any claim or litigation to which its indemnity applies; it being agreed that the indemnifying party shall have the right to assume the full defense of any or all negotiations, claims or litigation to which its indemnity applies. The indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claim or litigation, and the indemnified party shall make no compromise or settlement of any such claim without the prior written consent of the indemnifying party. The settlement of any claim or action by the indemnified party without the prior written consent of the indemnifying party shall release the indemnifying party from its obligations hereunder with respects to such claim or action so settled. In addition, with regard to any indemnification relating to any prosecution or claim arising from an alleged violation of statutory law concerning the content of the service, Network shall so indemnify, defend and hold harmless Affiliate as provided for in Section 8(f) hereof, only if each of the following conditions is met:

            (i) As soon as practicable after actual receipt by Affiliate's Vice President, Programming, of actual notice of commencement of a prosecution or claim involving the content of the Service, Affiliate or a representative of Affiliate shall notify both the General Counsel's office of Network in Chicago at (312) 751-8000 and Network's President in Beverly Hills at (310) 246-4000, or at other numbers hereafter specified by Network by giving Affiliate prior written notice of such other numbers. Such telephone notification shall be followed, within a reasonable period of time, by a letter to Network containing copies of all papers in the possession of the Vice President, Programming of Affiliate, served in connection with such alleged violation of law and giving whatever information is then in actual possession of Affiliate's Vice President, Programming regarding the incident. After said initial notifications, Network shall be solely responsible for further investigation and information gathering about the incident.

            (ii) Unless otherwise specified in this Section 8 (h) , Network shall be required to select and pay for counsel to represent Affiliate in any action relating to the content of the Service, and to which Affiliate is a party defendant, cross-claimant, third-party plaintiff, or counterclaimant. If Affiliate elects to engage its own counsel (in addition to any counsel selected and paid for by Network and acting as Affiliate's counsel) in connection with any such prosecution or claim described herein, it shall do so at its own cost and expense. Nothing herein shall abrogate Network's obligation to indemnify, defend and hold harmless Affiliate.

            (i) Network represents, warrants and covenants that (i) it has obtained errors and omissions liability insurance covering the Service and all elements thereof from a nationally recognized insurance carrier and in accordance with industry standards; (ii) such insurance shall remain in full force and effect throughout the Term; (iii) Affiliate shall be named as an additional insured on such policy; and (iv) Network will provide Affiliate with documentation to such effect upon the execution hereof.

            (j) The representations, warranties and indemnities contained in this Section 8 shall continue throughout the Term and the indemnities shall survive the expiration or termination of this Agreement regardless of the reason for such expiration or termination.

      9.    EARLY TERMINATION RIGHTS:

            (a) In addition to Network's other rights at law or in equity or pursuant to other provisions of this Agreement, Network may, by so notifying Affiliate, terminate this Agreement: (i) if Affiliate is in material breach of this Agreement, provided, however, that if such breach is of the type that is curable, then Network shall not exercise its termination or other rights at law or in equity hereunder unless Network has, by so notifying Affiliate in writing, given Affiliate at least thirty (30) days to fully cure such material breach and to demonstrate to Network that such material breach has been cured, and provided further, that if such breach is confined to a System or to a limited number of Systems, Network shall have the right to terminate this Agreement only as to such System or Systems; or (ii) if Affiliate has filed a petition in bankruptcy, is insolvent, or has sought relief under any law related to Affiliate's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Affiliate, or any relief under any such law has been sought by any creditor (s) of Affiliate, unless such involuntary petition is dismissed, or such relief is denied, within thirty (30) days after it has been filed or sought; or (iv) upon 120 days prior written notice, if Network terminates delivery of the Service to all distribution technologies; provided that if Network commences distribution of a new service that contains any programming which is substantially similar to any programming included in the Service within twelve (12) months of such termination., Affiliate may, in its sole and absolute discretion, elect to carry such new service pursuant to the terms and conditions of this Agreement; or (v) if by December 31, 1998, Affiliate is not then making the Service available in Systems representing the lesser of (A) four million cable television subscribers; or (B) Systems representing forty percent (40%) of the cable television subscribers in systems which are then both managed and directly or indirectly owned at least ten percent (10%) by Tele-Communications, Inc. ("TCI") or a subsidiary of TCI, then, at any time during January, 1999, Network may terminate this Agreement as of the later of 120 days after the giving of such notice or the minimum time necessary for Affiliate to terminate its carriage of the Service in compliance with applicable law.

            (b) In addition to Affiliate's other rights at law or in equity or pursuant to other provisions of this Agreement, and in addition to any other right to terminate provided hereunder, Affiliate may, by so notifying Network, terminate this Agreement: (i) if Network is in material breach of this Agreement, provided, however, if such breach is of the type that is curable, then Affiliate shall not exercise its termination or other rights at law or in equity hereunder unless Affiliate has, by so notifying Network, given Network at least thirty (30) days from the time such notice is sent, to fully cure such material breach and to demonstrate to Affiliate that such material breach has been cured; or (ii) if Network has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to Network's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Network, or any relief under any such law has been sought by any creditor(s) of Network, unless such involuntary petition is dismissed, or such relief is denied, within thirty (30) days after it has been filed or sought; or
(iv) on at least fifteen (15) days' notice in the event that delivery of the Service is discontinued or interrupted for a continuous period of fifteen (15) days.

      10.   FORCE MAJEURE:

            Except as herein provided to the contrary, neither Affiliate nor Network shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; strike, or other labor dispute; riot or civil commotion; flood; hurricane; tornado; earthquake; war; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control. Notwithstanding the foregoing, in the event of non-operation or non-furnishing of the service, Affiliate shall have the right, immediately, to insert programming of its choice on the channel otherwise identified with the Service until such time as the Service is fully operational again. In addition, with respect to Service Cable Subscribers and Service Satellite Subscribers, credit will be given to Affiliate, however, on that portion of the Service which is affected by any interruption during any month equal to the product of (x) the Fees which would be due for such month assuming no interruption of Service during such month, multiplied by (y) a fraction, the numerator of which is the total number of hours of interruption of the Service during such month and the denominator of which is the total number of hours of the Service which would have been provided during such month absent such interruption(s), provided, however, that such credit shall be given to Affiliate only if Affiliate shall pass on proportionate credit to its Service Cable Subscribers and Service Satellite Subscribers, as the case may be.

      11.   NOTICES:

            Any notice or report given under this Agreement shall be in writing, shall be sent postage prepaid by registered or certified mail return receipt requested or by hand or messenger delivery, or by Federal Express or similar overnight delivery service, or by facsimile transmission, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party thereof by certified mail, in which case all notices to such party thereafter shall be given at its most recently so designated address):

            To Network:
                                       3242 Beverly Boulevard
                                       Beverly Hills, California 90210
                                       Facsimile Number: (310) 246-4065

                                       Attention:  Programming Distribution
                                       cc:   Associate General Counsel
                                             Playboy Enterprises, Inc.
                                             680 North Lake Shore Drive
                                             Chicago, Illinois 60611

            To Affiliate:
                                       Terrace Tower II
                                       5619 DTC Parkway.
                                       Englewood, Colorado 80111
                                       Facsimile Number: (303)488-3219

                                       Attention: President
                                       cc:   Vice President, Programming
                                       cc:   Corporate Counsel -
                                             Business Affairs
                                       cc:   Vice President, Pay-Per-View

      Notice or report given by personal delivery shall be deemed given on delivery. Notice or report given by mail shall be deemed given on the earlier to occur of actual receipt thereof or on the fifth day following mailing thereof in accordance with the notice requirements of this Section 11. Notice or report given by Federal Express or similar overnight delivery service shall be deemed given on the next business day following delivery of the notice or report to such service with instructions for overnight delivery. Notice or report given by facsimile transmission, if receipt is electronically confirmed, shall be deemed given on the day of transmission if a business day, or on the next business day after the day of transmission if not transmitted on a business day.

      12.   CONFIDENTIALITY: PRESS RELEASES:

            Neither Affiliate nor Network shall disclose (whether orally or in writing, or by press release or otherwise) to, any third party (other than each party's respective officers, directors, and employees, in their capacity as such, and their respective auditors or attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this Section 12 by such officers, directors or employees, auditors or attorneys), any information with respect to the terms and provisions of this Agreement, any information contained in any report delivered under the terms of this Agreement, any information regarding Affiliate's (or a System's) subscribers (including but not limited to, the number of such subscribers or the number of Addressable Subscribers) and neither party hereto shall disclose any information obtained in any inspection and/or audit of the other party's books and records, except: (i) to the extent necessary (but redacted to the greatest extent possible) to comply with law or with the valid order of an administrative agency or a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its parent company, its auditors or its attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this Section 12 by such parent company, its auditors or attorneys; (iii) in order to enforce its rights or perform its ,obligations pursuant to this Agreement; and (iv) if mutually agreed by Affiliate and Network, in advance of such disclosure, in writing. In addition, Network shall not use or disclose information (whether personally identifiable information or not) to any third party regarding Affiliate's or any affiliate of Affiliate's Subscribers and shall not engage in any direct mailing or telephone solicitation, for any purpose, to Subscribers of Affiliate or any affiliate of Affiliate, unless such Subscriber has previously initiated a communication with Network; provided, however, that the foregoing sentence shall not apply to information obtained by Network or an affiliate of Network in connection with sales of products or services other than the Service. This Section 12 shall survive the expiration or termination of this Agreement regardless of the reason for such expiration or termination.

      13.   MISCELLANEOUS:

            (a) Assignment: Binding Effect; Reorganization. This Agreement, including both its obligations and benefits, shall redound to the benefit of the respective transferees and successors of the parties, except that neither this Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party; provided, however, no consent shall be necessary in the event of an assignment to a successor entity resulting from a merger, acquisition or consolidation by either party or assignment to an entity under common control, controlled by or in control of either party. Notwithstanding the foregoing, Network shall give Affiliate written notice of a change in the control or ownership of the Service or Network not later than the five (5) days after such change in control or ownership occurs provided, however, that Network shall use reasonable efforts to give Affiliate thirty (30) days notice in advance of any such change in control or ownership. In the event of any such change in the ownership or control of Network or the Service, this Agreement may, in the sole and absolute discretion of Affiliate, be terminated. For purposes of this paragraph, the term "control" means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that no transfer of ownership or management of Network or the Service to any direct descendent of Hugh Hefner, either from Hugh Hefner or from another direct descendent of Hugh Hefner, shall be deemed to be a change o(euro) control hereunder. In addition to the foregoing, upon one hundred twenty (120) days' prior written notice to Affiliate, Network may assign this Agreement or any portion of its rights or obligations hereunder without Affiliate's consent, provided that, as a result of such assignment, the Service shall no longer generally be identified as a "Playboy" Service by or through the use of the Marks therein and the Service shall no longer include any "Playboy-identified" programming. Upon receipt of such notice, Affiliate may elect to terminate this Agreement, at any time thereafter, upon, ninety (90) days' prior written notice to Network (or its assignee), to be effective on the date contained in Affiliate's notice.

            (b) Service Combinations. In the event that the Service is merged with; or Network acquires control of, or Network is acquired by or merges with, or control of Network is acquired by, or the Service is acquired by, any other programming service or the owner thereof, if Affiliate has (at the time of such merger or acquisition) an affiliation agreement with any such other service or entity, Affiliate shall have the option to choose to continue carriage of the Service and of such other service, as the case may be, under either this Agreement or under such other affiliation agreement. If Affiliate does not have an affiliation agreement with such other service or entity, Affiliate shall have the option to elect to have this Agreement continue to apply to the service after such merger or acquisition, or to any surviving service after such merger or acquisition.

            (c) Entire Agreement; Amendments: Waivers. This Agreement contains the entire understanding of the parties and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties hereto. Any waiver of any provision of, or right included in, this Agreement must be in writing and signed by the party whose rights are being waived and no waiver by either Affiliate or Network of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

            (d) Governing Law. The obligations of Affiliate and Network under this Agreement are subject to all applicable federal, state and local laws, rules and regulations (including, but not limited to the Communications Act of 1934, as the same may be amended from time to time, and the rules and regulations of the FCC promulgated thereunder) and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York (except with respect to issues regarding perpetuity, which shall be governed by the laws of the State of Colorado), without regard to choice of law rules.

            (e) Relationship. Neither Affiliate nor Network shall be, or hold itself out as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with Network by virtue of this Agreement or Network's delivery of the service to Affiliate hereunder. Likewise, no supplier of advertising or programming or anything else included in the service by Network shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of the Service hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers or agents, as between Affiliate and Network, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other. Network disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate and any affiliate of the Affiliate and the parents, subsidiaries, partnerships or joint venturers controlling the Systems on which the Service is transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Systems (nor the owners thereof) are common carriers.

            (f) *****.

            (g) Severability. The invalidity under applicable law of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid or illegal provision were not contained herein; provided however, that both parties shall negotiate in good faith with respect to an equitable modification of the provision, or application thereof, held to be invalid and provisions logically related thereto. Notwithstanding the foregoing, if any legislation is enacted, or administrative ruling, or court decree or order or stipulated settlement is issued which materially deprives Affiliate of the overall net economic benefits of this Agreement with respect to the cable exhibition of the service, and if the parties fail to reach an agreement after good faith negotiation, Affiliate shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to Network.

            (h) No Inference Against Author. Network and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

            (i) No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

            (j) Headings. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

            (k) Non-recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant undertaking and agreement made in this Agreement on the part of any of the parties to this Agreement was not made nor intended to be made as a personal representation, warranty, covenant, undertaking, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past, present or future, or any of them, and any recourse, whether in common law, in equity, by statute or otherwise, against any of them is hereby forever waived and released.

            The parties hereto have executed this Agreement as of the date first above written.

AFFILIATE:                                   NETWORK:

SATELLITE SERVICES, INC.                     PLAYBOY ENTERTAINMENT GROUP,
a Delaware corporation                       INC., a Delaware corporation

By:     /s/ Jedd Palmer                      By:     /s/ Michael K. Fleming
          JEDD PALMER                                MICHAEL K. FLEMING

Title:  Vice President, Programming          Title:  S.R. V.P. - General Mgr.
                                                     PLAYBOY TELEVISION
                                                     PLAYBOY ENTERTAINMENT GROUP

                                   SCHEDULE 1

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                                     SYSTEMS

                              TCI OWNED AND MANAGED

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

Maricopa           Maricopa (Rio Verde)         Maricopa              Arizona

Scottsdale         Scottsdale                   Maricopa              Arizona
                   North Scottsdale             Maricopa              Arizona
                   Shadow Mountain              Maricopa              Arizona
                   Maricopa                     Maricopa              Arizona

Alameda            Alameda                      Alameda               California
                   Alameda Nas                  Alameda               California

Brentwood          Contra Costa East            Contra Costa East     California
                   Brentwood                    Contra Costa East     California
Chino              Pomona                       Los Angeles           California
                   Chino                        San Bernardino
                                                South                 California
                   Carbon Canyon                San Bernardino
                                                South                 California
                   Chino Hills                  San Bernardino
                                                South                 California

Cupertino          Cupertino                    Santa Clara West      California
                   Los Altos                    Santa Clara West      California
                   Santa Clara                  Santa Clara West      California

Davis              Davis                        Yolo                  California
                   Yolo                         Yolo                  California

Foster City        Foster City                  San Mateo             California
                   Hillsborough                 San Mateo             California

Hacienda Heights   La Puente                    Los Angeles           California
                   Pico River                   Los Angeles           California
                   Baldwin Park                 Los Angeles           California

Hayward            Hayward                      Alameda               California
                   Alameda                      Alameda               California
                   San Leandro                  Alameda               California

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                   San Lorenzo                  Alameda               California

Lakeview/Nuevo     Perris                       Riverside West        California
                   Lakeview/Nuevo               Riverside West        California

Los Angeles        Los Angeles                  Los Angeles           California

Martinez           Contra Costa North           Contra Costa East     California
                   Contra Costa South           Contra Costa East     California
                   Lafayette North              Contra Costa East     California
                   Lafayette South              Contra Costa East     California
                   Martinez                     Contra Costa East     California
                   North Orinda                 Contra Costa East     California
                   Pleasant Hill                Contra Costa East     California
                   Walnut Creek                 Contra Costa East     California
                   Moraga                       Contra Costa East     California
                   South Orinda                 Contra Costa East     California
                   Danville                     Contra Costa East     California
                   Clyde                        Contra Costa East     California
                   Concord Naval                Contra Costa East     California
                   Weapons Station

Moreno Valley      Moreno Valley                Riverside West        California

Palo Alto          Palo Alto                    Santa Clara West      California
                   Atherton                     San Mateo             California
                   East Palo Alto               San Mateo             California
                   Menlo Park                   San Mateo             California
                   Stanford                     Santa Clara West      California

Perris             Perris                       Riverside West        California

San Jose           San Jose                     Santa Clara West      California
                   Campbell                     Santa Clara West      California
                   Santa Clara County           Santa Clara West      California
                   Cupertino                    Santa Clara West      California
                   Los Gatos                    Santa Clara West      California

Scotts Valley      Santa Cruz                   Santa Cruz            California
                   Santa Cruz County            Santa Cruz            California
                   Scotts Valley                Santa Cruz            California

South Whittier     South Whittier               Los Angeles           California

Sunnyvale          Sunnyvale                    Santa Clara West      California

Tracy              Tracy                        San Joaquin           California
                   San Joaquin                  San Joaquin           California

Vacaville          Vacaville                    Solano West           California
                   Solano                       Solano West           California

Walnut Creek       Walnut Creek                 Contra Costa East     California
                   Contra Costa                 Contra Costa East     California

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

Woodcrest          Woodcrest                    Riverside West        California

Castle Rock        Castle Rock                  Douglas               Colorado
                   Acres Green                  Douglas               Colorado
                   The Pinery                   Douglas               Colorado
                   Franktown                    Douglas               Colorado
                   Parker                       Douglas               Colorado
                   Perry Park Douglas           Colorado
                   Sedalia Douglas              Colorado
                   Louviers Douglas             Colorado
                   Roxborough Village           Douglas               Colorado

Denver Metroplex   Arvada                       Jefferson/Adams       Colorado
                   Jefferson North              Jefferson             Colorado
                   Westminster                  Jefferson/Adams       Colorado
                   Aurora                       Adams                 Colorado
                   Fitzsimmons Army Med         Adams                 Colorado
                   Aurora                       Arapahoe              Colorado
                   Commerce City                Adams                 Colorado
                   Englewood                    Arapahoe              Colorado
                   Broadway Estates             Arapahoe              Colorado
                   Arapahoe                     Arapahoe              Colorado
                   Greenwood Village            Arapahoe              Colorado
                   Sheridan                     Arapahoe              Colorado
                   Cherry Hills Village         Arapahoe              Colorado
                   Federal Heights              Adams                 Colorado
                   Adams                        Adams                 Colorado
                   Buckley AFB                  Denver                Colorado
                   Holly Hills                  Arapahoe              Colorado
                   Lakewood                     Jefferson             Colorado
                   Golden                       Jefferson             Colorado
                   Jefferson South (Lakewood)   Jefferson             Colorado
                   Douglas                      Douglas               Colorado
                   Adams County SMATVS          Adams                 Colorado
                   Chapparal Subdivision        Arapahoe              Colorado

Hollywood          Hollywood                    Broward               Florida

Miami              Opa Locka                    Dade                  Florida
                   Miami                        Dade                  Florida

Carpentersville    Algonquin                    Kane/McHenry          Illinois
                   Crystal Lake                 McHenry               Illinois
                   West Dundee                  Kane                  Illinois
                   Lake in the Hills            McHenry               Illinois
                   East Dundee                  Kane                  Illinois
                   Cary                         McHenry               Illinois
                   Fox River Grove              McHenry               Illinois
                   Carpentersville              Kane                  Illinois
                   Lakewood                     McHenry               Illinois
                   Oakwood Hills                McHenry               Illinois
                   McHenry                      McHenry               Illinois
                   Sleepy Hollow                Kane                  Illinois

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                   Huntley                      McHenry               Illinois
                   Kane                         Kane                  Illinois
                   Lakemoor                     McHenry               Illinois
                   Wauconda                     Lake                  Illinois

Galesburg          Galesburg                    Knox                  Illinois
                   East Galesburg               Knox                  Illinois
                   Knoxville                    Knox                  Illinois
                   Knox                         Knox                  Illinois

Mendota            Mendota                      La Salle              Illinois

Monmouth           Monmouth                     Warren                Illinois
                   Warren                       Warren                Illinois

Hammond            Hammond                      Lake                  Indiana
                   East Chicago                 Lake                  Indiana

Bossier City       Bossier City                 Bossier               Louisiana
                   Bossier                      Bossier               Louisiana
                   Barksdale AFB                Bossier               Louisiana
                   Haughton                     Bossier               Louisiana
                   Fillmore                     Bossier               Louisiana
                   Princeton                    Bossier               Louisiana

Baltimore          Baltimore                    Baltimore             Maryland

Berlin             Berlin                       Worcester             Maryland
                   Worcester                    Worcester             Maryland

Ocean City         Ocean City                   Worcester             Maryland
                   Sussex                       Sussex                Maryland
                   Fenwick Island               Sussex                Maryland

Grand Rapids       Grand Rapids                 Kent                  Michigan
                   East Grand Rapids            Kent                  Michigan
                   Grand Rapids Township        Kent                  Michigan
                   Ada                          Kent                  Michigan
                   Cascade                      Kent                  Michigan
                   Lowell                       Kent                  Michigan

Grandville         Grandville                   Kent                  Michigan
                   Georgetown                   Ottawa                Michigan
                   Byron                        Kent                  Michigan
                   Dorr                         Allegan               Michigan
                   Jamestown                    Ottawa                Michigan

Lake Orion         Independence                 Oakland               Michigan
                   Clarkston                    Oakland               Michigan
                   Lake Orion                   Oakland               Michigan
                   Orion                        Oakland               Michigan

Rochester          Auburn Hills                 Oakland               Michigan
                   Rochester Hills              Oakland               Michigan

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                   Oakland                      Oakland               Michigan
                   Rochester                    Oakland               Michigan
                   Troy                         Oakland               Michigan

Royal Oak          Royal Oak                    Oakland               Michigan
                   Berkley                      Oakland               Michigan
                   Clawson                      Oakland               Michigan
                   Ferndale                     Oakland               Michigan
                   Huntington Woods             Oakland               Michigan
                   Pleasant Ridge               Oakland               Michigan
                   Troy                         Oakland               Michigan

Walker             Walker                       Kent                  Michigan
                   Alpine                       Kent                  Michigan
                   Plainfield                   Kent                  Michigan
                   Cannon                       Kent                  Michigan
                   Sparta                       Kent                  Michigan
                   Wright                       Ottawa                Michigan
                   Talmadge                     Ottawa                Michigan
                   Grand Rapids                 Kent                  Michigan
                   Grand Rapids Township        Kent                  Michigan

Wyoming            Wyoming                      Kent                  Michigan
                   Kentwood                     Kent                  Michigan
                   Gaines                       Kent                  Michigan

Bellevue           Bellevue                     Sarpy                 Nebraska
                   Offutt AFB                   Sarpy                 Nebraska
                   Sarpy                        Sarpy                 Nebraska

La Vista           La Vista                     Sarpy                 Nebraska
                   Ralston                      Douglas               Nebraska
                   Papillon                     Sarpy                 Nebraska
                   Douglas                      Douglas               Nebraska
                   Omaha                        Douglas               Nebraska

Gallup             Gallup                       McKinley              New Mexico
                   Gamerco                      McKinley              New Mexico

Brookhaven         Brookhaven                   Suffolk               New York
                   Patchogue                    Suffolk               New York
                   Bellport                     Suffolk               New York
                   Lake Grove                   Suffolk               New York
                   Poquott                      Suffolk               New York

Mamaroneck         Mamaroneck (Town)            Westchester           New York
                   Mamaroneck (Village)         Westchester           New York
                   Larchmont                    Westchester           New York
Bristow            Bristow                      Creek                 Oklahoma

Claremore          Claremore                    Rogers                Oklahoma

Drumright          Drumright                    Creek                 Oklahoma

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

Tulsa              Sand Springs                 Tulsa                 Oklahoma
                   Tulsa                        Tulsa                 Oklahoma
                   Broken Arrow                 Tulsa                 Oklahoma
                   Owasso                       Tulsa                 Oklahoma
                   Glenpool                     Tulsa                 Oklahoma
                   Sapulpa                      Creek                 Oklahoma
                   Jenks                        Tulsa                 Oklahoma
                   Creek                        Creek                 Oklahoma
                   Kiefer                       Creek                 Oklahoma
                   Catoosa                      Rogers                Oklahoma
                   Tulsa                        Tulsa                 Oklahoma
                   Rogers                       Rogers                Oklahoma
                   Wagoner                      Wagoner               Oklahoma
                   Osage                        Osage                 Oklahoma
                   Rolling Hills                Wagoner               Oklahoma

Abilene            Abilene                      Taylor                Texas
                   Tye                          Taylor                Texas
                   Dyess AFB                    Taylor                Texas
                   Taylor                       Taylor                Texas

Jacksonville       Jacksonville                 Cherokee              Texas
                   Cherokee                     Cherokee              Texas

Tyler              Tyler                        Smith                 Texas
                   Smith                        Smith                 Texas
                   Whitehouse                   Smith                 Texas

                              CAGUAS CABLE SYSTEMS

Caguas             Caguas                       n/a                 Puerto Rico

Cayey              Cayey-Cidra                  n/a                 Puerto Rico

Barranquitas       Barranquitas                 n/a                 Puerto Rico

Humacao            Humacao                      n/a                 Puerto Rico

                             LENFEST COMMUNICATIONS

Sellersville       Bedminster                   Bucks               Pennsylvania
                   Blooming Glen                Bucks               Pennsylvania
                   Chalfont                     Bucks               Pennsylvania
                   Colmar                       Montgomery          Pennsylvania
                   Dublin                       Bucks               Pennsylvania
                   Earlington                   Montgomery          Pennsylvania
                   East Greenville              Montgomery          Pennsylvania
                   Elroy                        Montgomery          Pennsylvania
                   Fountainville                Bucks               Pennsylvania
                   Franconia                    Montgomery          Pennsylvania
                   Green Lane                   Montgomery          Pennsylvania
                   Hatfield                     Montgomery          Pennsylvania
                   Harleysville                 Montgomery          Pennsylvania
                   Hilltown                     Bucks               Pennsylvania

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                   Lansdale                     Montgomery          Pennsylvania
                   Line Lexington               Montgomery          Pennsylvania
                   Lederach                     Montgomery          Pennsylvania
                   Mainland                     Montgomery          Pennsylvania
                   Milford Square               Bucks               Pennsylvania
                   Penasburg                    Montgomery          Pennsylvania
                   Perkasie                     Bucks               Pennsylvania
                   Perkiomenville               Montgomery          Pennsylvania
                   Pipersville                  Bucks               Pennsylvania
                   Plumsteadville               Bucks               Pennsylvania
                   Quakertown                   Bucks               Pennsylvania
                   Richlandtown                 Bucks               Pennsylvania
                   Salford                      Montgomery          Pennsylvania
                   Salfordville                 Montgomery          Pennsylvania
                   Sellersville                 Bucks               Pennsylvania
                   Schwensksville               Montgomery          Pennsylvania
                   Silverdale                   Bucks               Pennsylvania
                   Skippack                     Montgomery          Pennsylvania
                   Souderton                    Montgomery          Pennsylvania
                   Spinnerstown                 Bucks               Pennsylvania
                   Spring Mount                 Montgomery          Pennsylvania
                   Sumneytown                   Montgomery          Pennsylvania
                   Telford                      Bucks               Pennsylvania
                   Telford                      Montgomery          Pennsylvania
                   Trumbauersville              Bucks               Pennsylvania
                   Tylersport                   Montgomery          Pennsylvania
                   Woxall                       Montgomery          Pennsylvania
                   Zieglersville                Montgomery          Pennsylvania
                   Perkaskie Borough            Bucks               Pennsylvania
                   Sellersville Borough         Bucks               Pennsylvania
                   West Rockhill Township       Bucks               Pennsylvania
                   East Rockbill Township       Bucks               Pennsylvania
                   Telford Borough              Montgomery          Pennsylvania
                   Souderton Borough            Montgomery          Pennsylvania
                   Hatfield Borough             Montgomery          Pennsylvania
                   Hatfield Township            Montgomery          Pennsylvania
                   Franconia Township           Montgomery          Pennsylvania
                   Quakertown Borough           Bucks               Pennsylvania
                   Richland Township            Bucks               Pennsylvania
                   Milford Township             Bucks               Pennsylvania
                   Richlandtown Borough         Bucks               Pennsylvania
                   Trumbauersville Borough      Bucks               Pennsylvania
                   Silverdale Borough           Bucks               Pennsylvania
                   Lower Salford Township       Montgomery          Pennsylvania
                   Salford Township             Montgomery          Pennsylvania
                   Upper Salford Township       Montgomery          Pennsylvania
                   Lower Frederick Township     Montgomery          Pennsylvania
                   Green Lane Borough           Montgomery          Pennsylvania
                   Marlborough Township         Montgomery          Pennsylvania
                   Bedminster Township          Bucks               Pennsylvania
                   Dublin Borough               Bucks               Pennsylvania
                   Upper Frederick Township     Montgomery          Pennsylvania

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                          US CABLE OF NORTHERN INDIANA

Griffith           Cedar Lake                   Lake                Indiana
                   Crook Co. Uninc.             Cook                Illinois
                   Crown Point                  Lake                Indiana
                   Dyer                         Lake                Indiana
                   Ford Heights                 Cook                Illinois
                   Glenwood                     Cook                Illinois
                   Griffith                     Lake                Indiana
                   Highland                     Lake                Indiana
                   Hobart                       Lake                Indiana
                   Lake Co. Uninc.              Lake                Indiana
                   Lake Station                 Lake                Indiana
                   Lowell                       Lake                Indiana
                   Lynwood                      Cook                Illinois
                   Merrillville                 Lake                Indiana
                   Munster                      Lake                Indiana
                   New Chicago                  Lake                Indiana
                   Porter Co. Uninc.            Porter              Indiana
                   St. John                     Lake                Indiana
                   Schererville                 Lake                Indiana
                   Whiting                      Lake                Indiana
                   Will Co. Uninc.              Will                Illinois

                             US CABLE OF LAKE COUNTY

North Chicago      North Chicago                Lake                Illinois
                   Antioch                      Lake                Illinois
                   Fox Lake                     Lake                Illinois
                   Green Oaks                   Lake                Illinois
                   Gurnee                       Lake                Illinois
                   Knollwood & Shields          Lake                Illinois
                   Lake Bluff                   Lake                Illinois
                   Lake Forest                  Lake                Illinois
                   Lake Villa                   Lake                Illinois
                   Libertyville Township        Lake                Illinois
                   Lindenhurst                  Lake                Illinois
                   Park City                    Lake                Illinois
                   Third Lake                   Lake                Illinois
                   Venetian Village             Lake                Illinois
                   Wadsworth                    Lake                Illinois
                   Waukegan                     Lake                Illinois
                   Winthrop Harbor              Lake                Illinois
                   Zion                         Lake                Illinois

                               COLUMBIA ASSOCIATES

Beaverton          Beaverton                    Washington          Oregon
                   Tigard                       Washington          Oregon
                   Lake Osweg                   Clackamas           Oregon
                   Hillsboro                    Washington          Oregon
                   Washington Co. Uninc.        Washington          Oregon

HEADEND NAME       FRANCHISE NAME               COUNTY                STATE
------------       --------------               ------                -----

                   King City                    Washington          Oregon
                   Cornelius                    Washington          Oregon
                   Tualatin                     Washington          Oregon
                   Sherwood                     Washington          Oregon
                   Rivergrove                   Clackamas           Oregon
                   North Plains                 Washington          Oregon
                   Banks                        Washington          Oregon
                   Durham                       Washington          Oregon
                   Wilsonville                  Washington          Oregon
                   Aloha                        Washington          Oregon
                   Wash Co-La                   Washington          Oregon
                   Gaston                       Washington          Oregon
                   Clackamas Co. Uninc.         Clackamas           Oregon

                                    EXHIBIT A

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                              System Qualifications

I. Affiliate represents and warrants the following regarding each System listed on Schedule I hereof:

            1. that (a) either Tele-Communications, Inc. or Liberty Media Corporation (Tele-Communications, Inc. and Liberty Media Corporation shall be hereinafter referred to as "TCI"; any reference to TCI herein shall be deemed to be a reference to either Tele-Communications, Inc. or Liberty Media Corporation, or both, as is necessary to qualify the greatest number of television distribution facilities hereunder) or its nominee owns, directly or indirectly, at least a twenty-five percent (25%) interest in the general manager of the System pursuant to a valid written agreement in full force and effect; or (b) TCI or its nominee owns, directly or indirectly, a ten percent (10%) interest in such System or owns an interest or obligation by which TCI, directly or indirectly, owns a right (whether conditional or not) to convert into or acquire, directly or indirectly, an interest equal to at least the required interest. An "indirect" ownership is an interest resulting from ownership through any series of ownership interests, including corporations, partnerships, joint ventures or other forms of business organizations; an indirect interest shall be quantified in amount by a series of percentage multiplications commencing with TCI's direct interest and multiplying that by the next most proximate percentage interest and, then, multiplying in turn each succeeding ownership interest in the order of their progression away from TCI by the result of the immediately preceding multiplication until the most distant percentage interest is multiplied;

            2. that Affiliate or an agent has been authorized, pursuant to a valid written agreement in full force and effect, to make and execute decisions on behalf of each such System with respect to the Service, including but not limited to billing and collection of fees, selection of programming and Affiliate continues throughout the Term to exercise such authority with respect to matters affecting the distribution of the Service by such System;

            3. That either a franchise or license is not required or a valid franchise or license is in effect through the Term of this Agreement or the franchisee or licensee has held a valid cable television franchise or license and continues to operate in the franchise or license area under a claim of right or is otherwise lawfully operating or franchisee or licensee has held a valid cable franchise or license and is continuing to operate while diligently pursuing, in good faith, its available judicial remedies. For the above purposes, in the event a franchise or license expires before the end of the Term, such franchise or license shall be deemed valid for so long as franchisee or licensee is negotiating in good faith with the franchising or licensing authority for a franchise or license renewal;

            4. that, except as permitted under this Agreement, Affiliate is not subdistributing and will not in the future subdistribute, nor does it claim to be authorized to subdistribute, the Service through any cable television system which does not satisfy the requirements set forth above.

II. In the event TCI's direct or indirect equity interest in a System or in the entity managing such System decreases, and provided TCI's interest does not decrease to zero, such System shall continue to qualify under Paragraph I hereof, provided however, (i) at the time of diminution of TCI's interest in the System, TCI reasonably expects that its interest will return to the necessary level, and (ii) TCI's interest in such System does in fact increase to the level required under Paragraph I hereof within eighteen (18) months of the decrease.

III. In the event Affiliate, or any of the entities which owns or manages Systems which qualify hereunder, effects a corporate separation, reorganization or restructuring (including, but not limited to, by a distribution of stock, or other assets or rights, to its shareholders, partners or joint venturers), the Systems of the entity resulting from such transaction (including all interim and supporting entities) and/or all of such resulting entities, in the aggregate, will continue to qualify under Paragraph I hereof, so as to continue to qualify to distribute the Service under the terms and conditions hereof, as if such separation, reorganization or other restructuring had not occurred.

                                   EXHIBIT B-1

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                                PROGRAM SCHEDULE

                                  See Attached.

                                   EXHIBIT B-1

                  [FEBRUARY PLAYBOY AT NIGHT PROGRAM SCHEDULE]

                                   EXHIBIT B-2

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                             STANDARDS AND PRACTICES

      Playboy Television is a targeted, differentiated pay-per-view television network featuring stylized eroticism and a variety of entertainment programs for men and women.

      The service's programming ranges from sensuous imagery to unusual candid interviews; lifestyle information; news, music and dance with a sensual flair; and fast-paced, off-beat comedy.

      Original programming, both produced and acquired, is the mainstay of Playboy Television. The remainder of the line-up consists of acquired motion pictures. As a rule, Playboy Television does not accept motion pictures shot on videotape.

      Playboy Television does not produce programming with scenes depicting violent behavior. As a matter of policy, Playboy Television limits the acquisition of programs and films that contain violent scenes our policy is to limit such elements and to avoid completely any scenes which link sexuality and eroticism with violence, directly or indirectly. As a result of these guidelines, Playboy Television is less violent than programming that can be seen on HBO, Cinemax, Showtime, The Movie Channel, Viewer's Choice and Request Television.

      Nudity is not restricted on Playboy Television and includes both male and female full-frontal nude scenes. The extreme sexual explicitness associated with the majority of adult films is forbidden or strictly edited. Graphic close-ups of genitals are forbidden. There is no rape, sadism, sadomasochism, bondage, incest, bestiality or child pornography.

      Playboy Television licenses both non-rated and MPAA films. Some explicit (non-rated) adult films are aired with strict editing to the standards stated herein. Because of the nature of our service, strong or explicit language is included in Playboy Television programming.

      Playboy Television's broadcast standards and practices code is designed to present programming consistent with the level of taste and quality established by Playboy over its more than 35 years as an internationally recognized media and entertainment company.

                                    EXHIBIT C

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                            TECHNICAL SPECIFICATIONS

                                     GENERAL

1.1 All specifications are to be adhered to anywhere in the contiguous 48 United States. This specification uses a 5 meter reference antenna which is peaked at the center of the orbital box. It is the responsibility of the Network to provide center of the box times on a monthly basis.

1.2 The specification is divided into space segment and total system. Total system is defined as the additional noise contribution by the originating studio and transport facility to the input to the uplink.

1.3 System availability based on total system 99.998% per year calculated on a monthly basis excluding sun outage. The system shall be declared unavailable under the following:

            A.    Loss of video
            B.    Loss of audio
            C.    Video signal to noise <45db
            D.    Audio signal to noise <45db

1.4 This specification is for analog service. A specification for digital system will be added at a later date when equipment is developed.

                              VIDEO SPECIFICATIONS

Parameter                                    Space Segment          Total System

2.1   Frequency response:                     .25db box            .5db box

2.2   Signal to Noise Ratio:
Definition: 1v p/p vid to RMS
noise, 4.2 Mhz weighted.                      52db                 50.3db

2.3   Chrominance/luminance delay:            <20 ns               <50ns

Parameter                                    Space Segment          Total System

2.4   2T K Factor:                            <2%                  <3%

2.5   Differential Gain:                      <.2db                <.45db

2.6   Differential Phase:                     +/-1(degree)         <+/-2(degree)

2.7   Insertion gain/loss:                    <2 IRE               <4 IRE

2.8   Video formats, waveforms,
timing shall adhere to latest
FCC requirements. All other
parameters not specified shall
conform to NTSC Engineering
Report #7.

                              AUDIO SPECIFICATIONS

Parameter                                    Space Segment        Total System

3.1   Frequency Response:                     <.5db box            <1db box

3.2   Video/Audio Sync:                       <10 m/sec            <20 m/sec

3.3   Signal to Noise Ratio:
Definition: RMS test tone to RMS
noise with 15Khz weighting. This
parameter to be measured with
program video or full field color
bar test pattern.                             >56db                >55db

3.4   Distortion: At l0db above TT
distortion shall not exceed 3%.
Distortion shall be measured at 1004Hz.       <.5% at TT           <.7% at TT

3.5   Wow and Flutter:                                             <.1%rms

3.6   Crosstalk:                              >65db                >65db

3.7   Insertion gain/loss:                    <.5db                <1d

                                    EXHIBIT D

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

[DATE]

Satellite Services Inc.
5619 DTC Parkway, Suite 915
Englewood, CO 80111

RE:   CHILDREN'S TELEVISION REGULATION CERTIFICATION

Dear ______________:

Please be advised that Playboy Entertainment Group, Inc. produces neither "commercial matter" nor "children's programming" as those terms are used in 47 U.S.C. Section 303a and C.F.R. Section 76.225; neither does it produce programming designed to service children's educational and informational needs as contemplated by 47 U.S.C. Section 303b and applied regulations.

Please let me know if Satellite Services Inc. or its affiliates needs additional information from Playboy Entertainment Group, Inc. to satisfy compliance with the Act.

Sincerely,

Playboy Entertainment Group, Inc.

By:    _________________________
Name:  _________________________
Title: _________________________

                                    EXHIBIT E

                     To Affiliation Agreement By and Between

                      Playboy Entertainment Group, Inc. and

                            Satellite Services, Inc.

                             Dated February 10, 1993

                           LIST OF AGREEMENTS EXCLUDED
                      FROM THE OPERATION OF SECTION 13 (f)

1.    *****

2.    *****

3.    *****

4.    *****

5.    *****

6.    *****